EXHIBIT 4.1

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 19, 2007, among Sun Healthcare Group, Inc., a Delaware corporation (the “Issuer”), each of the parties identified as a Harborside Guarantor on the schedules to the signature pages hereto (each, a “Harborside Guarantor” and collectively, the “Harborside Guarantors”) and Wells Fargo Bank, National Association, as Trustee under the Indenture (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of April 12, 2007, providing for the issuance of the 9⅛% Senior Subordinated Notes due 2015 (the “Securities”);

WHEREAS, each of the undersigned Harborside Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a Harborside Guarantor under the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Issuer and the Harborside Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Harborside Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guaranties. Each Harborside Guarantor hereby agrees to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of this 19th day of April, 2007.

SUN HEALTHCARE GROUP, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Executive Vice President and General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Madaliena Hall
Name:	Madaliena Hall
Title:	Vice President

/s/ Michael Newman
Name: Michael Newman
Title:
Vice President of Harborside Healthcare Corporation
Trustee of HHC 1998-1 Trust
Vice President of Maryland Harborside Corp., the
  general partner of Massachusetts Holdings II, Limited
  Partnership
Vice President of KHI LLC, the general partner of
  Harborside Healthcare Limited Partnership and
  Harborside Healthcare Advisors Limited Partnership
Vice President of each of the Group A Guarantors listed
  on Schedule A
Vice President of Harborside Health I LLC, the general
  partner of each of the Group B Guarantors listed on
  Schedule A
Vice President of KHI LLC, the general partner of
  each of the Group C Guarantors listed on Schedule A
Vice President of Harborside Toledo Business LLC,
  the general partner of each of the Group D Guarantors
  listed on Schedule A
Vice President of each of the Group E Guarantors listed
  on Schedule A

HHC Nutrition Services, LLC /s/ Michael Berg
Name: Michael Berg Title: Secretary
S-1

Huntington Place Limited Partnership
  By: 1775 Huntington Lane, LLC, its general partner
Florida Holdings I, LLC
Florida Holdings II, LLC
Florida Holdings III, LLC
Florida Administrative Services, LLC
1240 Pinebrook Road, LLC
1501 SE 24th Road, LLC
1775 Huntington Lane, LLC
1980 Sunset Point Road, LLC
2600 Highlands Boulevard, North, LLC
2900 Twelfth Street North, LLCv
3865 Tampa Road, LLC
4602 Northgate Court, LLC
4927 Voorhees Road, LLC

/s/ Sam Politz

Name: Sam Politz Title: Manager
S-2

Schedule A

Harborside Guarantors

Harborside Healthcare Corporation
HHC 1998-1 Trust
Massachusetts Holdings II, Limited Partnership

“Group A Guarantors”
Bradford Square Nursing, LLC
Caring Choices Hospice LLC
Connecticut Holdings I, LLC
Crestview Nursing, LLC
Falmouth Healthcare, LLC
Grant Manor LLC
Harborside Administrative Services, LLC
Harborside Health I LLC
Harborside Holdings I, LLC
Harborside Point Place, LLC
Harborside Swanton, LLC
Harborside Sylvania, LLC
Harborside Toledo Business LLC
Harborside Troy, LLC
HBR Danbury, LLC
HBR Kentucky, LLC
HBR Stamford, LLC
HBR Trumbull, LLC
HBR Madisonville, LLC
HBR Campbell Lane, LLC
HBR Owensboro, LLC
HBR Woodburn, LLC
HBR Lewisport, LLC
HBR Brownsville, LLC
HBR Bardwell LLC
HBR Paducah, LLC
HBR Barkely Drive, LLC
HBR Bowling Green LLC
HBR Elizabethtown, LLC
Kentucky Holdings I, LLC
KHI LLC
Klondike Manor LLC
Leisure Years Nursing, LLC
LTC Leasing, LLC
Marietta Healthcare, LLC
Mashpee Healthcare, LLC
Massachusetts Holdings I, LLC
New Hampshire Holdings, LLC
Northwest Holdings I, LLC
395 Harding Street, LLC
1104 Wesley Avenue, LLC
Ohio Holdings I, LLC
Owenton Manor Nursing, LLC
Pine Tree Villa LLC
Regency Nursing, LLC
Vital Care Services, LLC
Wakefield Healthcare, LLC
Westfield Healthcare, LLC
Woodspoint LLC

“Group B Guarantors”
Harborside of Cleveland Limited Partnership
Harborside Connecticut Limited Partnership
Harborside Danbury Limited Partnership
Harborside of Dayton Limited Partnership
Harborside Healthcare Baltimore Limited Partnership
Harborside Massachusetts Limited Partnership
Harborside North Toledo Limited Partnership
Harborside of Ohio Limited Partnership
Harborside Rhode Island Limited Partnership
Harborside Rehabilitation Limited Partnership
Riverside Retirement Limited Partnership

“Group C Guarantors”
Harborside Healthcare Advisors Limited Partnership
Harborside Healthcare Limited Partnership

“Group D Guarantors”
Harborside New Hampshire Limited Partnership
Harborside Toledo Limited Partnership
HHCI Limited Partnership

“Group E Guarantors”
Bay Tree Nursing Center Corp.
Belmont Nursing Center Corp.
Countryside Care Center Corp.
Maryland Harborside Corp.
Oakhurst Manor Nursing Center Corp.
Orchard Ridge Nursing Center Corp.
Sunset Point Nursing Center Corp.
West Bay Nursing Center Corp.

Schedule A - 1